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                                                                    EXHIBIT 10.4
                                                                         ANNEX C

                         EXCLUSIVITY SERVICES AGREEMENT

                  EXCLUSIVITY SERVICES AGREEMENT, dated as of __________ ___, 2004 (this "Agreement"), between FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS, an Ohio business trust (the "Company") and MICHAEL L. ASHNER ("Ashner"), an individual.

                                    RECITALS

                  WHEREAS, Ashner is the sole manager of FUR Investors LLC ("FUR");

                  WHEREAS, pursuant to a Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of November 26, 2003 between the Company and FUR, FUR commenced a cash tender offer for up to 5,000,000 shares of beneficial interest, par value $1.00 per share of the Company ("Common Shares") and agreed to thereafter purchase (the "Stock Issuance") a number of newly issued Common Shares not to exceed 19.9% of the total outstanding Common Shares immediately prior to the Stock Issuance;

                  WHEREAS, pursuant to the Stock Purchase Agreement, concurrently with the Stock Issuance Ashner will be appointed as the Chairman and Chief Executive Officer of the Company;

                  WHEREAS, pursuant to the Stock Purchase Agreement, the parties agreed to enter into this Agreement concurrently with the closing of the Stock Issuance setting forth Ashner's obligations with respect to each Business Opportunity (as defined below);

                  NOW THEREFORE, in consideration of the foregoing and mutual provisions and agreements contained herein, the parties hereto agree as follows:

                                    Article I

                             Business Opportunities

                  Section 1.1 Business Opportunities. Ashner hereby covenants and agrees that any Business Opportunity offered to him during the period of time that he is serving either as an executive officer of the Company or as a member of the Board shall be offered to the Company. "Business Opportunity" shall mean an investment in real property or assets related thereto other than a Permitted Investment (as defined in Section 1.2). Neither Ashner nor his affiliates shall be permitted to invest in a Business Opportunity that has been offered to the Company.

                  Section 1.2 Permitted Investments. Notwithstanding anything herein to the contrary, none of the following shall be deemed a Business Opportunity (each, a "Permitted Investment"):

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                  (i)      investments in equity securities of publicly traded
                           real estate entities in an amount not to exceed two percent (2%) of the outstanding equity securities of such entity other than Atlantic Realty Trust in which Ashner shall be permitted to own up to a 2.8% equity interest;

                  (ii) passive investments in real estate entities where the investment does not represent the greater of a 10% equity interest in the entity or $1,500,000; and

                  (iii) investments which relate to assets that are currently held by entities set forth on Schedule 1 hereto (such entities being hereinafter referred to as "Ashner Entities").

                  (iv) investments in assets directly or indirectly owned or controlled by an Ashner Entity

                                   Article II

                               General Provisions

                  Section 2.1 Termination. Ashner shall have the continuing right, but not the obligation, to terminate this Agreement from and after the date that the Advisory Agreement (as defined in the Stock Purchase Agreement) or the Covenant Agreement (as defined in the Stock Purchase Agreement) is, without the prior written consent of FUR, terminated by the Company or voided, in each case in whole or in material part.

                  Section 2.2 Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto, which in the case of the Company shall require the majority vote of its independent directors (as set forth in Rule 303A or any successor thereto).

                  Section 2.3 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 2.3):

                  if to Purchaser:

                           FUR Investors, LLC
                           100 Jericho Quadrangle, Suite 214
                           Jericho, NY  11753
                           Telephone: (516) 822-0022
                           Fax No.: (516) 433-2777
                           Attention: Michael L. Ashner

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                  if to the Company:

                           First Union Real Estate Equity and Mortgage
                           Investments
                           Telephone No: (212) 949-1373
                           Telecopier No: (212) 681-9196
                           Attention: Talton Embry

                  Section 2.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the agreements contained herein are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the agreements contained herein be consummated as originally contemplated to the fullest extent possible.

                  Section 2.5 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

                  Section 2.6 Entire Agreement; Assignment. This Agreement and the Stock Purchase Agreement (including the exhibits, annexes and schedules hereto) constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof. This Agreement shall not be assigned by operation of law or otherwise.

                  Section 2.7 Waiver. No purported extension or waiver by any party shall be valid unless set forth in an instrument in writing signed by the party or parties to be bound thereby.

                  Section 2.8 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                  Section 2.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any New York state or federal court. The parties hereto hereby (a) submit to the exclusive jurisdiction of the courts of the State of New York for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named court, that its property is exempt or immune from attachment or execution, that the

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Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the Transactions may not be enforced in or by the above-named court.

                  Section 2.10 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTIES WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2.10.

                  Section 2.11 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  Section 2.12 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

                                              FIRST UNION REAL ESTATE EQUITY
                                                AND MORTGAGE INVESTMENTS

                                              By: ___________________________
                                              Name:
                                              Title:

                                              _______________________________
                                                     Michael L. Ashner

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